Exhibit 10.9
                                                                 ------------


                                   AGREEMENT

         THIS AGREEMENT, dated as of July 13, 2001 (the "Effective Date"), by
                                                         --------------
and among ZOND WINDSYSTEM PARTNERS, LTD., SERIES 85-C ("QF") and Pacific Gas
                                                        --
and Electric Company ("PG&E"). QF and PG&E are sometimes referred to herein as
                       ----
the "Parties."
     -------

                                  WITNESSETH

         WHEREAS, QF and PG&E are Parties to power purchase agreement for PG&E's purchase of power from QF's project identified by PG&E Log No. 01W017 ("PPA");
  ---

         WHEREAS, starting on February 1, 2001 (the "Initial Default Date"),
                                                     --------------------
PG&E failed to pay the full amount due to QF under the PPA for deliveries of energy and capacity for the period between December 1, 2000 and April 6, 2001;

         WHEREAS, the amount of payables for QF are set forth in Attachment A hereto for a total amount of Six Hundred Sixty Six Thousand Six Hundred Twenty Six dollars ($666,626), excluding interest thereon (the "Prepetition
                                                         -----------
Payables");
--------

         WHEREAS, PG&E asserted that its failure to make certain of the Prepetition Payables was excused based on a claim of force majeure and QF protested PG&E's assertion of such a force majeure and QF continues to dispute such assertions of PG&E's claim of force majeure;

         WHEREAS, PG&E filed a Chapter 11 bankruptcy petition pursuant to Title 11 United States Codes ss.ss. 101 et seq. ("Bankruptcy Code") in the
                                                  ---------------
United States Bankruptcy Court for the Northern District of California, San Francisco Division (the "Bankruptcy Court") on April 6, 2001;
                         ----------------

         WHEREAS, on June 13, 2001, the California Public Utilities Commission (the "CPUC") issued Decision No. 01-06-015 whereby Qualifying Facilities under
      ----
Standard Offer Contracts with PG&E may request that their contracts be modified to replace the energy pricing term with a five-year average fixed price of 5.37 cents/kwh, as proposed in the March 23, 2001 comments of the Independent Energy Producers referred to in CPUC Decision No. 01-06-015;

         WHEREAS, QF notified PG&E of its desire to modify the PPA pursuant to CPUC Decision No. 01-06-015;

         NOW THEREFORE, in consideration of the premises described above and the terms and conditions set forth below, the Parties hereby agree as follows:

    1.   Acceptance of the CPUC Five-Year Fixed Energy Price Option. Upon entry
         ----------------------------------------------------------
of a Bankruptcy Court order authorizing the assumption of the PPA as specified in Section 2 of this Agreement, PG&E and QF shall amend the PPA to replace the energy price term (PG&E's "full short-run avoided costs" or "full short-run avoided operating costs," as the case may be) for the lesser of the term of the PPA or five years with the applicable energy prices as specified in Attachment B to this Agreement. These amended energy prices become effective on July 16,

2001, at 00:00 PPT. No provision of the PPA other than the energy pricing term is or shall be deemed to be modified, amended, waived or otherwise affected by this Agreement and except as so modified hereby, the PPA remains in full force and effect and is hereby ratified and confirmed in all respects. The Parties agree to reasonably cooperate and contest any challenge in any CPUC proceeding that seeks to alter or modify the energy pricing terms set forth in Attachment B to this Agreement, including, but not limited to, any challenge to the reasonableness of PG&E having entered into this Agreement. If, despite such cooperation and contest, a CPUC decision that alters or modifies the pricing terms in Attachment B to this Agreement becomes final and nonappealable, the Parties shall in good faith renegotiate the pricing terms in Attachment B to this Agreement, solely on a prospective basis, to preserve a five-year annual average fixed price of 5.37 cents/kwh, as proposed in the March 23, 2001 comments of the Independent Energy Producers referred to in Decision No. 01-06-015. By no later than July 13, 2001, the Parties shall execute an amendment to the PPA consistent with the terms of this Section 1.

    2.   Conditioned on Assumption. The effectiveness of the PPA amendment
         -------------------------
contemplated in Section 1 of this Agreement is contingent upon assumption of the PPA in accordance with the procedures described below:

         a. PG&E and QF shall use their respective best efforts to enter into a Stipulation Regarding Assumption of the PPA ("Stipulation") that shall be filed in the Bankruptcy Court specifying the terms of this Agreement;

         b. PG&E shall use its best efforts to file and serve a Motion for Bankruptcy Court Approval of the Stipulation ("Motion"); and
                                                             ------

         c. The Bankruptcy Court must grant the Motion and authorize PG&E's assumption of the PPA effective as of August 15, 2001.

    3.  Full Payment. In connection with PG&E's assumption of the PPA, PG&E
        ------------
agrees to pay to QF the Prepetition Payables, including all interest thereon at the Interest Rate (as defined in Section 4), which shall accrue and be added to the outstanding balance of the Prepetition Payables and which shall constitute an administrative expense (the "Cure Amount") on the sooner of the following
                                -----------
(the "Due Date"): (i) the date on which an order converting the PG&E Chapter 11 case to a Chapter 7 case is final and all appeals have been concluded; (ii) the date on which an order dismissing the PG&E Chapter 11 case is entered and with no stay having been timely; or (iii) the "Plan Effective Date" (as such term is defined in the plan of reorganization as confirmed in the PG&E Chapter 11 case, the "Plan"), all as part of its administrative priority cure obligations pursuant to sections 365, 1129 and 503(b)(1)(A) of the Bankruptcy Code. There is no "Cure Amount" other than as defined in this Section 3. In the event that the Plan Effective Date does not occur on or before July 15, 2003, PG&E will commence to pay QF on July 15, 2003, and thereafter monthly on the 15th day of each month, a sum equal to two percent (2%) of the total Cure Amount, excluding any accrued but unpaid interest thereon, until the sooner of the occurrence of the Due Date or July 15, 2005, at which time all remaining Cure Amounts including all accrued but unpaid interest will be paid in full under (iii) above, or will be payable under (i) and (ii) above. Interest shall continue to accrue on the then outstanding amounts until paid. PG&E agrees that QF shall receive the benefit of the terms of any agreement between PG&E and any other party to the Bankruptcy case which provides such party with terms that are better with respect to the timing of payments of the Cure Amount than afforded QF under this Agreement.

    4.  Interest. Interest shall accrue on the Prepetition Payables from their
        --------
respective due dates until paid, at a rate (the "Interest Rate") to be
                                                 -------------
negotiated in good faith by the Parties. If the Parties do not agree on the Interest Rate prior to the Plan Effective Date, the Interest Rate shall be determined in accordance with the terms of the Plan, if any, or by the Bankruptcy Court as part of the plan confirmation process. If no plan is confirmed or if PG&E's bankruptcy case is dismissed or converted to Chapter 7, then the Bankruptcy Court shall determine the Interest Rate. If the Bankruptcy Court declines to exercise jurisdiction over the determination of the Interest Rate, the Parties reserve all rights to pursue their appropriate remedies. The Parties agree that interest shall accrue and the Interest Rate shall be determined as set forth herein but each of the Parties reserves all of its respective rights as to the appropriate Interest Rate and to the capitalization or compounding thereof in any proposed plan or in connection with any other determination of the Interest Rate by the Bankruptcy Court. Specifically, though not exclusively, QF reserves the right to dispute any Interest Rate set forth in a proposed plan and preserves the right to assert that the claim of QF is impaired under the proposed plan as a result of such proposed Interest Rate.

         5.  Waiver of Pecuniary Loss Damages. QF waives its right to assert
             --------------------------------
claims to recover "Pecuniary loss" damages in connection with assumption of the PPA pursuant to Bankruptcy Code section 365(b)(1)(B). This waiver shall not diminish or affect QF's right to payment of the Prepetition Payables or the Cure Amount, or to recover interest thereon; nor shall this waiver affect the determination of the Interest Rate.

         6.  Waiver of Right to Pre-Assumption Claim. QF waives its right to
             ---------------------------------------
assert claims to receive the difference between the market price and the contract price for energy and capacity delivered to PG&E from and after April 6, 2001 through July 13, 2001, the effective date that PG&E assumes the PPA, pursuant to Bankruptcy Code sections 365 and 503(b).

         7.  Payment of Post-Assumption Obligations. PG&E shall pay in full any
             --------------------------------------
and all post-assumption obligations due under the PPA on such dates, at such times, and under the PPA, pursuant to Bankruptcy Code section 365. Such obligations shall be afforded administrative priority status under Bankruptcy Code section 503. Good faith disputes regarding the amounts to be paid to QF under the PPA for post-assumption deliveries of energy and capacity shall not be deemed a breach of this Agreement.

         8.  Reservation of Rights. Neither this Agreement nor PG&E's
             ---------------------
assumption of the PPA in the manner contemplated herein shall modify, waive, or otherwise prejudice either Party's rights and obligations with respect to any proceedings before the CPUC, the Federal Energy Regulatory Commission and the courts, relating to the energy price to be paid pursuant to the PPA for the period prior to PG&E's assumption of the PPA provided herein, including, but not limited to, PG&E's pending Emergency Motion for Stay of D.99-11-025 to

End True-Up for Switching QFs, filed January 10, 2001 in CPUC proceeding R.99-11-022, and petitions for rehearing, enforcement actions, and judicial challenges to CPUC Decision No. 01-03-067 and the dispute between the Parties with respect to the statement, computation and payment for electricity sold and delivered pursuant to the PPA during the period from January 1 through January 18, 2001. However, QF hereby waives any claim for payment from PG&E based on any QF assertion of economic hardship, other than that as set forth in the PPA and this Agreement or as has otherwise already been approved for the QF by the Bankruptcy Court and accrued before July 31, 2001.

         9.  Further Assurances. QF and PG&E shall take all necessary action to
             ------------------
implement the terms and conditions contemplated herein, including but not limited to executing the amendment contemplated in Section 1 of this Agreement and preparing any documentation and taking any actions necessary to implement
Section 2 of this Agreement and approving, executing and delivering this Agreement.

         10.  Descriptive Headings. The descriptive headings of this Agreement
              --------------------
are inserted for convenience of reference only and do not constitute a part of this Agreement. All references to sections, attachments, or exhibits are to the sections, attachments or exhibits of this Agreement.

         11.  Expenses. Each Party shall pay its own expenses, professional fees
              --------
and other costs connected with or associated with the negotiation and execution of this Agreement. In the event any Party breaches this Agreement, the breaching Party shall pay all costs and expenses (including attorneys' fees and expenses) incurred by the other Party or Parties in connection with or arising out of such breach.

         12.  Governing Law. This Agreement is made and entered into in the
              -------------
State of California, and shall in all respects be interpreted and governed under the laws of California, without regard to principles of conflicts of law.

         13.  Entire Agreement. This Agreement, and all attachments hereto,
              ----------------
sets forth the entire agreement between the Parties relating to the acceptance by QF of the CPUC five-year fixed energy price option set forth in CPUC Decision No. 01-06-015, assumption by PG&E of the PPA and the payment of the Cure Amount and supercedes and replaces any prior understanding, correspondence, commitments or agreement, whether oral or written concerning the subject matters of this Agreement. Any modification or amendment to this Agreement must be in writing and must be signed and dated by the Parties, and must explicitly state that it is intended to be an amendment to or modification of this Agreement.

         14.  Binding Agreement. This Agreement shall be binding upon and inure
              -----------------
to the benefit of the successors and assigns of the Parties hereto.

         15.  Construction of Agreement. Counsel for the respective Parties
              -------------------------
have reviewed and participated in the drafting of this Agreement.
Consequently, the principle of construction of contracts that ambiguities shall be resolved against the drafter shall not be used or applied in the interpretation of this Agreement.

         16.  Representations. Each Party hereby represents and warrants to
              ---------------
each of the other Parties that (a) the execution of this Agreement has been duly authorized by all necessary corporate, shareholder and similar actions;
(b) this Agreement has been duly executed and delivered and constitutes the legal valid and binding obligation of such Party, enforceable against such Party is in accordance with its terms; and (c) the execution and delivery of this Agreement and the performance by such Party of its obligations hereunder do not and will not conflict with, contravene or breach, and law, judgment, order or material contract applicable to or binding on such Party or any of its properties or assets.

         17.  Execution by Counterparts. This Agreement may be executed in
              -------------------------
separate counterparts, each of which when executed shall be an original, but all of which taken together, shall constitute one and the same instrument.

         18.  Bankruptcy Court Approval. This Agreement is subject to
              -------------------------
Bankruptcy Court approval. If such approval has not been given by July 27, 2001, this Agreement shall be deemed a nullity.

         IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of QF and PG&E as of the Effective Date.


    Zond Windsystem Partners, Ltd.,          Pacific Gas and Electric Company,
    Series 85-C                              a California corporation
    a California Corporation


    By:  Zond Windsystems Management
         Corporation V, its General Partner


    By:  /s/ John A. Lamb                    By:  /s/ [Illegible]
       --------------------------------         ------------------------------


                                                       ATTACHMENT A



                                                                                                                 Calculated
                               Dec'00            Jan'01         Feb'01          Mar'01           Apr 1-6         Outstanding A/R
Legal Entity     Log Number    Outstanding       Outstanding    Outstanding     Outstanding      Outstanding     at 4/6/01
                                  A/R              A/R             A/R             A/R              A/R

                               Due 02/02/018     Due 03/05/01*  Due 04/03/01*   Due 05/04/01*    Due 04/17/01*

Zond Wid Systems
Partners LTD     01W017        $46,359           $104,645       $136,575        $307,803         71,293          $666,626




                                 Attachment B

                       Pacific Gas and Electric Company

      FIXED ENERGY PRICES FOR QUALIFYING FACILITIES UNDER D.01-06-015(1)
      ------------------------------------------------------------------
                     Effective through December 31, 2001

                              Starting                                                          2001 TOU
                               Energy        2001 TOU      SRAC TF       2001 TOU                Energy
                                Value         Hours        Base(2)      Factor(3)               Price(4)
                                $/kwh                                                             $/kwh
                            -------------- ------------- ------------- ------------- --------- ------------
                                 (a)            (b)          (c)            (d)                 (e) = a*d


Allocation of Annual Fixed Price to Seasons:                                   Without Time-of-Use Metering:
-------------------------------------------
Period A - Summer              0.053700         4,417      0.018748       0.879                 0.047181
Period B - Winter              0.053700         4,343      0.023973       1.123                 0.060330
Annual Average                 0.053700         8,760      0.021338                             0.053700

Allocation of Seasonal Prices to TOU Periods:
--------------------------------------------
Period A - Summer                                                                 With Time-of-Use Metering:
   Peak                        0.047181           774                     1.065                 0.050248
   Partial-Peak                0.047181           903                     1.022                 0.048219
   Off-Peak                    0.047181         2,003                     0.985                 0.046465
   Super Off-Peak              0.047181           737                     0.946                 0.044633

Period B - Winter
   Peak                           -                -                         -                        -
   Partial-Peak                0.060330         1,612                     1.032                 0.062261
   Off-Peak                    0.060330         2,008                     0.992                 0.059866
   Super Off-Peak              0.060330           723                     0.950                 0.057314


1. These energy prices are derived solely for purposes of implementing the five-year fixed energy price (5.37 cents/kwh) option in CPUC Decision (D.) 01-06-015. These prices will be reallocated annually using appropriate TOU calendar hours.

2. SRAC TF Base values reflect the seasonal allocation factors currently specified in PG&E's SRAC Transition Formula, as adopted by the CPUC in D.96-12-028. Seasonal values reflect the Base SRAC energy prices adopted in D.96-12-028. The annual average value shown derives from weighting the seasonal values by TOU period hours.

3. TOU factors allocate the fixed annual energy price for seasons, and seasonal values for time-of-use periods. Seasonal TOU factors are derived from the ratio of the seasonal SRAC TF Base values to the average annual value shown. Intraseasonal TOU factors are as adopted in D.96-12-028 (as corrected in CPUC D.97-01-027). Off-peak period values are calculated using seasonal period hours for the applicable year, per the following:

          Period A (May 1 - October 31)                           Period B (November 1 - April 30)
---------------------------------------------------     -----------------------------------------------------
      [Total Summer hours - (1.065 * Summer                [Total Winter hours - (1.032 * Winter Partial-
Peak hours) - (1.022 * Summer Partial Peak hours)           Peak hours) - (0.950 * Winter Super Off-Peak
 - (0.946 * Summer Super Off-Peak hours)]/Summer                   hours)]/Winter Off-Peak hours.
                 Off-Peak hours.





4. TOU energy price is the product of the starting energy value and the TOU factor. Energy prices shown do not include applicable line loss adjustments. Line loss adjustments will be determined in accordance with CPUC D.01-01-007.